Exhibit 5.2

900 West 48th Place, Suite 900, Kansas City, Missouri, 64112 • 816.753.1000

February 12, 2018

Sprint Corporation

6200 Sprint Parkway

Overland Park, KS 66251

Ladies and Gentlemen:

We have acted as special counsel to Sprint Communications, Inc., a Kansas corporation (the “Guarantor”), a wholly-owned subsidiary of Sprint Corporation, a Delaware corporation (the “Company”), in connection with the Company’s filing on February 12, 2018 of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the registration of the Guarantor’s guarantees (the “Debt Guarantees”) of debt securities of the Company (the “Debt Securities”) to be authorized, issued and sold from time to time, on a delayed basis, by the Company in one or more series, with the same or various maturities, at par or at a discount, certain of which may be convertible into or exchangeable for Common Stock, in each case as contemplated by the Registration Statement to which this opinion has been filed as an exhibit. The Debt Securities and related Debt Guarantees may be issued from time to time pursuant to Rule 415 promulgated under the Securities Act.

In connection with this opinion, we have examined:

(A)	a copy of the Guarantor’s Amended Articles of Incorporation, certified to be current and complete and in full force and effect as of the date hereof by an officer of the Guarantor (the “Articles of Incorporation”);

(B)	a copy of the Guarantor’s Amended and Restated Bylaws, certified to be correct and complete and in full force and effect as of the date hereof by an officer of the Guarantor (the “Bylaws”)

(C)	copies of (I) the unanimous written consent of the Board of Directors of the Guarantor (the “Board”) duly adopted by the Board as of January 31, 2018; and (II) resolutions adopted by the Board of Directors of the Company on November 1, 2017;

(D)	a certificate from the Kansas Secretary of State indicating that the Guarantor is in good standing in Kansas as of February 5, 2018;

(E)	a certificate of an officer of the Guarantor;

(F)	a certificate of an officer of the Company; and

(G)	the Registration Statement.

Based on the assumptions, qualifications and limitations set forth below, we are of the opinion that:

1. The Guarantor is a corporation validly existing and in good standing under the laws of the State of Kansas.

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2. The Guarantor will have the corporate power and capacity to perform its obligations under the Debt Guarantees.

3. The Debt Guarantees being registered pursuant to the Registration Statement will be duly authorized, executed and delivered by the Guarantor.

In rendering the foregoing opinions, we have assumed the genuineness of all signatures; the authenticity of original documents and the conformity of all documents submitted to us as copies; the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and the legal competence and capacity of natural persons. We have also assumed that:

(i) the Registration Statement, and any post-effective amendments thereto, will have become effective and will remain effective through the date of issuance of any Debt Securities and related Debt Guarantees;

(ii) a prospectus supplement describing each series of Debt Securities and related Debt Guarantees offered pursuant to the Registration Statement, to the extent not already described in the prospectus included in the Registration Statement and to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission;

(iii) the definitive terms of each series of Debt Securities and related Debt Guarantees and the terms of the sale thereof will have been established and issued in accordance with (a) resolutions duly adopted by the Company’s Board of Directors (or a duly authorized committee thereof) or the Guarantor’s Board of Directors (or a duly authorized committee thereof), as the case may be, and in full force and effect at all times at which such Debt Securities and related Debt Guarantees are offered or sold by the Company and (b) the Articles of Incorporation and Bylaws;

(iv) the Debt Securities and related Debt Guarantees will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and applicable prospectus supplement, the Debt Guarantees are not prohibited under any agreement that is binding upon the Guarantor;

(v) the Debt Guarantees will be executed by a duly authorized officer of the Guarantor and will be delivered by a duly authorized officer or agent of the Guarantor;

(vi) the Company will issue and deliver the Debt Securities and related Debt Guarantees in the manner contemplated by the Registration Statement;

(vii) the Company will have received lawful consideration for the Debt Securities and related Debt Guarantees;

(viii) if applicable, a new base Indenture with respect to any Debt Securities and related Debt Guarantees will have been duly executed and delivered by the Company and the Guarantor and the applicable Trustee will have been qualified under the Trust Indenture Act of 1939; and

(ix) a Supplemental Indenture with respect to any Debt Guarantees will have been duly executed and delivered by the Company and the Guarantor and the applicable Trustee will have been qualified under the Trust Indenture Act of 1939; and (b) if applicable, such Debt Guarantees will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Supplemental Indenture.

In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company and the Guarantor, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the laws of the State of Kansas, and we express no opinion as to the effect of the laws of any other jurisdiction. Please note that we are opining only as to matters set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing facts, statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect the matters or opinions set forth herein.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Polsinelli PC under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Polsinelli PC

Polsinelli PC